EXHIBIT 23-1


                   CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-40824, 33-69420 and 33-61784), Form S-4
(File No. 33-61992) and Forms S-8 (File Nos. 33-67430, 33-67432,
33-67324, 33-51331, 33-51885, 33-52025, 33-54511 and 33-54519) of
Frontier Corporation of our report dated January 16, 1995 which appears in the current report on Form 8-K of Frontier Corporation dated February 13, 1995.



/s/ Price Waterhouse, LLP

PRICE WATERHOUSE, LLP

Rochester, New York